UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2009

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8360 S. Durango Drive, Las Vegas, Nevada		89113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2009, Allegiant Air, LLC, a wholly-owned subsidiary of Allegiant Travel Company (the "Company"), and Harrah’s Operating Company, Inc. ("Harrah’s") entered into an amendment to the Air Transportation Charter Agreement dated as of October 31, 2008. Under the amendment, one aircraft previously assigned to Reno, Nevada will be reassigned to Laughlin, Nevada, and the Company will commit a second aircraft (an MD83 aircraft) to the charter operations at Tunica, Mississippi on a part-time basis with a related increase in the minimum amount of flying guaranteed by Harrah’s Agreement to and from Tunica, Mississippi. The changes are to be effective as of January 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

November 19, 2009	By:	Andrew C. Levy

Name: Andrew C. Levy
Title: President and Chief Financial Officer